As filed with the U.S. Securities and Exchange Commission on September 25, 2020.
Registration No. 333-248917

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Social Capital Hedosophia Holdings Corp. VI
(Exact name of registrant as specified in its charter)
Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1547322 (I.R.S. Employer Identification Number)
317 University Ave, Suite 200
Palo Alto, CA 94301
Telephone: (650) 521-9007
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Chamath Palihapitiya
Chief Executive Officer
c/o Social Capital Hedosophia Holdings Corp. VI
317 University Ave, Suite 200
Palo Alto, CA 94301
Telephone: (650) 521-9007
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Gregg A. Noel, Esq. Howard L. Ellin, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 (650) 470-4500	Harald Halbhuber, Esq. Ilir Mujalovic, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848 4000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and a fraction of one redeemable warrant(2)	115,000,000	$10.00	$1,150,000,000	$149,270
Class A ordinary shares included as part of the units(3)	115,000,000	—	—	—(5)
Redeemable warrants included as part of the units(3)	28,750,000	—	—	—(5)
Total			$1,150,000,000	$149,270(6)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 15,000,000 units, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)
Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)
Maximum number of Class A ordinary shares and redeemable warrants, as applicable, included in the units described above, including those that may be issued upon exercise of a 45-day option granted to the underwriter.

(5)
No fee pursuant to Rule 457(g) under the Securities Act.

(6)
The filing fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Social Capital Hedosophia Holdings Corp. VI is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-248917) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.
Exhibits and Financial Statement Schedules.

(a)
Exhibits.   The following exhibits are being filed herewith:

Exhibit	Description
1.1*	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association
3.2*	Form of Amended and Restated Memorandum and Articles of Association
4.1*	Specimen Unit Certificate
4.2*	Specimen Class A Ordinary Share Certificate
4.3*	Specimen Warrant Certificate (included in Exhibit 4.4)
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1*	Opinion of Maples and Calder
5.2*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1**	Amended and Restated Promissory Note, dated September 17, 2020, issued to SCH Sponsor VI LLC
10.2*	Form of Letter Agreement among the Registrant and its directors and officers and SCH Sponsor VI LLC
10.3*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.4*	Form of Registration Rights Agreement between the Registrant and certain security holders
10.5**	Securities Subscription Agreement, dated July 16, 2020, between the Registrant and SCH Sponsor VI LLC
10.6*	Form of Sponsor Warrants Purchase Agreement between the Registrant and SCH Sponsor VI LLC
10.7*	Form of Indemnity Agreement
10.8*	Form of Administrative Services Agreement, by and between the Registrant and an affiliate of the Registrant
14*	Form of Code of Ethics and Business Conduct
23.1**	Consent of Marcum LLP
23.2*	Consent of Maples and Calder (included in Exhibit 5.1)
23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
24**	Power of Attorney (included on signature page to the initial filing of this Registration Statement)
99.1**	Consent of Richard Costolo

*
Filed herewith

**
Previously filed

II-1

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 25th day of September, 2020.
SOCIAL CAPITAL HEDOSOPHIA HOLDINGS CORP. VI
By:
/s/ Chamath Palihapitiya

Name:
Chamath Palihapitiya

Title:
Chief Executive Officer and Chairman of the board of directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Chamath Palihapitiya Chamath Palihapitiya	Chief Executive Officer and Chairman of the board of directors (Principal Executive Officer)	September 25, 2020
/s/ Steven Trieu Steven Trieu	Chief Financial Officer (Principal Financial and Accounting Officer)	September 25, 2020
/s/ Ian Osborne Ian Osborne	President and Director	September 25, 2020